QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Mercer International Inc. of our report dated January 31, 2003, relating to the consolidated financial statements of Mercer International Inc. as of December 31, 2002, and for the years ended December 31, 2002 and 2001, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2003, of Mercer International Inc.

/s/ PETERSON SULLIVAN PLLC June 15, 2004 Seattle, Washington

QuickLinks

INDEPENDENT AUDITORS' CONSENT